UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 20, 2006

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 24, 2006, Lexmark International, Inc. issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2005. The text of the press release announcing financial results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of the company’s ongoing optimization of its cost and expense structure, the company continually reviews its resources in light of a variety of factors. On January 24, 2006, the company determined that it would restructure its workforce, consolidate some manufacturing capacity, including the closure of one of its European facilities, and make certain changes to its U.S. retirement plans that are expected to save approximately $80 million per year in the aggregate. The workforce restructuring is expected to eliminate or transfer approximately 1,350 positions, with about 825 positions being eliminated, and approximately 525 positions being transferred from various locations primarily to low cost countries. The company plans to consolidate its manufacturing capacity to reduce manufacturing costs, including the closure of its Rosyth, Scotland inkjet cartridge manufacturing facility, and expects to reduce its operating expenses, particularly in the areas of supply chain, G&A and marketing and sales. The company also plans to freeze benefit accruals in its defined benefit pension plan for U.S. employees, to be effective April 2006, and at the same time change from a maximum company matching contribution of three percent to an automatic company contribution of one percent and a maximum company matching contribution of five percent to the company’s existing 401(k) plan. The company plans to make a maximum company matching contribution of six percent to a nonqualified deferred compensation plan on compensation amounts in excess of IRS qualified plan limits. The company expects that all of these changes in its operations will result in pre-tax charges of approximately $130 million, of which $80 million is cash. The pre-tax charges in the first quarter of 2006 are expected to be approximately $50 million. The text of the press release announcing the workforce reduction and retirement plan changes is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On January 20, 2006, the company received authorization from its Board of Directors to repurchase an additional $1 billion of its Class A Common Stock. This repurchase authorization raises the aggregate repurchase authorization to $3.9 billion from the $2.9 billion previously granted by the Board. The company has used approximately $2.57 billion of the prior authorization to repurchase approximately 55 million shares. The text of the press release announcing the additional repurchase authorization is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description of Exhibit

99.1     Press Release issued by Lexmark International, Inc., dated January 24, 2006.

The information contained in this Current Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

January 24, 2006	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description of Exhibit

99.1  Press Release issued by Lexmark International, Inc., dated January 24, 2006.